PROXY                          QCR HOLDINGS, INC.                          PROXY
                  Proxy is Solicited By the Board of Directors
            For the Annual Meeting of Stockholders - October 23, 2002



The undersigned  hereby appoints Michael A. Bauer, James J. Brownson and Douglas
M. Hultquist, or any of them acting in the absence of the others, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote if then personally present at the annual meeting of stockholders of QCR Holdings, Inc., to be held at The Lodge, 900 Spruce Hills Drive, Bettendorf, Iowa, on Wednesday, October 23, 2002, at 10:00 a.m., local time, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting.

[ ]  Check here for address change.     [ ] Check here if you plan to attend the
                                            meeting.
     New Address:

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                  (Continued and to be signed on reverse side.)
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1.  Nominees: Patrick Baird,           2. Approve the QCR Holdings, Inc.
              John K. Lawson and          Employee Stock Purchase Plan
              Ronald G. Peterson

3.  Approve an Amendment to Article    4. Approve  an  Amendment  to  the
    XII of the Certificate of             Certificate  of  Incorporation
    Incorporation to increase the         regarding consideration of non-
    range of the number of directors      stockholder interests

                                       This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

                                       Dated:                             , 2001
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                                       Signature(s)
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                                       Please date proxy and sign it exactly as
                                       name appears hereon. Joint owners should each sign personally. Executors, trustees, etc., should indicate their titles when signing.


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